UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2025

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Phathom Pharmaceuticals, Inc. (the “Company”) appointed Theodore R. Schroeder to the Board as a Class I director, effective April 16, 2025, with an initial term expiring at the 2026 annual meeting of stockholders of the Company. Mr. Schroeder will serve on the audit committee of the Board.

Mr. Schroeder brings more than three decades of experience in drug development and commercialization at both large and small pharmaceutical companies. Mr. Schroeder served as Chief Executive Officer of Nabriva Therapeutics from July 2018 to January 2023 and as a director until March 2025, following Nabriva’s acquisition of Zavante Therapeutics, where he served as co-founder, President, and Chief Executive Officer from June 2015 until July 2018. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, in May 2004 and served as its President and Chief Executive Officer, and a member of the board of directors, until its acquisition in March 2014 by Mallinckrodt plc, a publicly-traded global biopharmaceutical company. Earlier in his career, he held senior leadership roles at Elan Pharmaceuticals, Dura Pharmaceuticals, and Bristol-Myers Squibb. Mr. Schroeder has served as a director of Cidara Therapeutics, a publicly-traded biopharmaceuticals company, since April 2014 and previously served as a director of several public life sciences companies, including Otonomy, Inc. from August 2015 until January 2023 and Collegium Pharmaceutical from January 2016 until May 2021, as well several other public and private life sciences companies including Hyperion Therapeutics, Incline Therapeutics, and Trius Therapeutics. He is also a former Chairman of Biocom California and the Antimicrobials Working Group. In 2014, he was named EY Entrepreneur of the Year for the San Diego region and was recognized as a national finalist. He holds a B.S. in Management from Rutgers University.

In connection with his appointment to the Board, Mr. Schroeder received an option to purchase 35,000 shares of common stock of the Company and 21,000 restricted stock units (“RSUs), in accordance with the Company’s Non-Employee Director Compensation Program. The option award will have a term of ten years from the date of grant and will vest and become exercisable over three years, subject to Mr. Schroeder’s continued service on the Board through the applicable vesting date. The RSUs will vest over three years, subject to Mr. Schroeder’s continued service on the Board through the applicable vesting date. Mr. Schroeder will also receive cash compensation for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Program. Mr. Schroeder will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on September 30, 2019.

There are no arrangements or understandings between Mr. Schroeder and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Schroeder and the Company. The Board has determined that Mr. Schroeder meets the applicable independence requirements of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: April 16, 2025	By:	/s/ Molly Henderson
Molly Henderson
Chief Financial and Business Officer